UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2025

Entegris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 12, 2025, Entegris, Inc., a Delaware corporation (the “Company”), announced that on May 11, 2025, Bertrand Loy, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors (the “Board”), notified the Company that he will retire as President and Chief Executive Officer effective on the date the Company’s successor President and Chief Executive Officer commences employment with the Company in such capacity (the “Effective Date”), which is anticipated to occur on August 18, 2025. David Reeder, a member of the Board, was appointed on May 11, 2025 to succeed Mr. Loy as the Company’s President and Chief Executive Officer on the Effective Date. Following the Effective Date, Mr. Loy will serve as Executive Chair of the Board. Mr. Reeder will continue to serve on the Board following the Effective Date in his capacity as President and Chief Executive Officer, but will no longer earn compensation for his service on the Board. Effective immediately, Mr. Reeder will no longer serve on the Board’s Audit and Finance Committee (“Audit Committee”) or the Governance and Nominating Committee, and James Gentilcore, the Board’s Lead Independent Director, will join the Audit Committee and Mary Puma will serve as Chair of the Audit Committee.

Appointment of David Reeder as President and Chief Executive Officer

Mr. Reeder, age 50, is an executive with extensive experience leading global semiconductor and technology companies. Mr. Reeder has been a member of the Board since March 2024, and since February 2024 has served as the Chief Financial Officer of Chewy, Inc., a supplier of pet products and services. Prior to that, from August 2020 until February 2024, he served as Chief Financial Officer of GlobalFoundries Inc., a semiconductor manufacturing company, where he oversaw the company’s initial public offering in 2021. From 2017 until 2020, Mr. Reeder served as Chief Executive Officer of Tower Hill Insurance Group, an insurance company. Prior to that, from 2015 to 2017, he worked at Lexmark International Inc., a provider of printing and imaging products, software, solutions and services, including as their President and Chief Executive Officer and as their Chief Financial Officer. Mr. Reeder has also served as Chief Financial Officer of Electronics for Imaging, Inc., a digital printing technology company, and has held executive roles at global high technology companies including Cisco Systems (as CFO of the Enterprise Networking Division), Broadcom Corporation (as Vice President of Asia) and Texas Instruments Incorporated (in both financial and operational roles). Mr. Reeder has served on the board of directors of Alphawave IP Group plc since September 2023 and was previously a member of the board of directors of Milacron Holdings Corp from 2017 until November 2019. Mr. Reeder brings more than 20 years of executive leadership experience in the semiconductor and technology industries, including insight into capital allocation, financial and operational strategies. He possesses deep finance and accounting expertise, and provides strategic guidance on customer engagement, technology roadmaps, product development, operational excellence and supply chain management. Mr. Reeder received a B.S. from the University of Arkansas and an M.B.A. from Southern Methodist University.

On May 11, 2025, the Company and Mr. Reeder entered into an Offer Letter (the “Reeder Offer Letter”) in connection with his appointment. Pursuant to the Reeder Offer Letter, effective upon Mr. Reeder’s commencement of employment with the Company as its President and Chief Executive Officer, Mr. Reeder will receive a base salary of $1,000,000 per year and will be eligible to receive an annual target bonus under the Company’s short-term incentive compensation plan equal to 120% of his annual base salary, which target bonus will be prorated for 2025 to reflect the portion of the year Mr. Reeder is employed by the Company. In recognition of certain benefits Mr. Reeder is forfeiting from his prior employer by accepting the Company’s offer of employment, Mr. Reeder will also receive a cash sign on bonus of $410,000, with 50% payable shortly following Mr. Reeder’s start date and 50% payable on April 1, 2026, subject to his continued employment or service with the Company on the payment date, and subject further to repayment under certain circumstances, including if Mr. Reeder resigns without Good Reason (as defined in Mr. Reeder’s Executive Change in Control Termination Agreement) before the first anniversary of his start date. Mr. Reeder will also be eligible to participate in the Company’s relocation program.

The Reeder Offer Letter further provides that, in connection with his appointment as President and Chief Executive Officer, Mr. Reeder will be awarded initial equity awards with a total target grant date value of $11,100,000, of which approximately $7,000,000 is intended to partially compensate Mr. Reeder for the substantial equity awards he is forfeiting in connection with his acceptance of the Company’s offer of employment. The initial equity awards will be awarded 40% in the form of time-based restricted stock units, 30% in the form of stock options, and 30% in the form of performance share units (assuming target performance), in each case on substantially the same vesting schedule, terms and conditions applicable to awards granted to the other executive officers of the Company during its annual equity grant cycle in April 2025, except as described below relating to Mr. Reeder’s termination of employment by the Company without Cause, resignation for Good Reason, or Qualifying Retirement (with “Cause” as defined in Mr. Reeder’s Executive Change in Control Termination Agreement and “Qualifying Retirement” as defined below).

Mr. Reeder’s total target compensation will be reviewed annually for potential adjustments in accordance with the timing of the Company’s regular process for other senior executives, with the first compensation review for Mr. Reeder to be conducted in early 2026. Mr. Reeder will be entitled to participate in standard employee benefit and perquisite plans and arrangements generally available to other senior executives of the Company.

Mr. Reeder and the Company will enter into an Executive Change in Control Termination Agreement generally on the form filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 29, 2016, but pursuant to which he will be entitled to receive (i) a lump-sum severance payment equal to the sum of three times his base salary, plus three times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination, (ii) continuation of health and welfare benefits for up to three years following termination of employment, (iii) full accelerated vesting of outstanding equity awards, and (iv) reimbursement of up to $15,000 in outplacement services, and pursuant to which he is subject to certain non-competition and non-solicitation restrictive covenants during his employment with the Company and for three years following his termination of employment, in each case in the event of certain terminations of his employment in connection with a “Change in Control” of the Company, as defined therein.

If the Company terminates Mr. Reeder’s employment without Cause or he resigns from the Company for Good Reason following his start date but other than in connection with a Change in Control, then, subject to his timely execution and nonrevocation of a release of claims and his compliance with his restrictive covenants, Mr. Reeder will be entitled to receive two years of base salary continuation and two years of continued medical and dental benefits for him and his eligible dependents, reimbursement for up to $15,000 for outplacement services and two years of continued vesting for his outstanding Company equity awards, with his vested stock options remaining exercisable until two years plus 90 days following his termination of employment.

In the event of Mr. Reeder’s Qualifying Retirement, subject to his timely execution and nonrevocation of a release of claims and compliance with his restrictive covenants: (i) Mr. Reeder’s initial equity awards and any Company equity awards granted during an annual Company equity award grant cycle (“Applicable Awards”) (excluding any special retention or recognition awards) will be eligible to continue vesting in accordance with their original vesting schedule; and (ii) any vested options that are Applicable Awards will be exercisable for a period of four years following the date of the Qualifying Retirement or, if earlier, through the end of their term. “Qualifying Retirement” means Mr. Reeder’s employment with the Company is terminated after (w) he provides six months’ advance written notice to the Company of his Qualifying Retirement (which notice may be waived in certain circumstances), (x) he has provided at least five consecutive years of employment with the Company, (y) he is at least fifty-five years old, and (z) his age plus complete years of employment with the Company equals at least sixty.

In addition, the Company will enter into an indemnity agreement with Mr. Reeder in connection with his employment as President and Chief Executive Officer. The form of indemnity agreement is filed as Exhibit 10.30 to Entegris’ Annual Report on Form 10-K for the fiscal year ended August 27, 2005, filed with the U.S. Securities and Exchange Commission on November 23, 2005.

There is no arrangement or understanding between Mr. Reeder and any other persons or entities pursuant to which Mr. Reeder was appointed as President and Chief Executive Officer and Mr. Reeder does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Reeder has no direct or indirect material interest in any transaction that would be required to be reported under Item 404(a) of Regulation S-K.

The above description is a summary of the Reeder Offer Letter and does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the Reeder Offer Letter, which will be filed as an exhibit to the next Quarterly Report on Form 10-Q of the Company and is incorporated herein by reference.

Bertrand Loy’s Transition to Executive Chair

Mr. Loy’s responsibilities as Executive Chair will include helping transition business relationships to Mr. Reeder. In connection with his planned transition and retirement, the Company intends to enter into a transition services agreement with Mr. Loy to outline the terms of his service as Executive Chair.

Item 7.01	Regulation FD Disclosure

On May 12, 2025, the Company issued a press release announcing Mr. Loy’s retirement from, and Mr. Reeder’s appointment to, the position of President and Chief Executive Officer. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference. The information furnished in this Item 7.01, including in Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed automatically incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 12, 2025

By:	/s/ Joseph Colella
Name:	Joseph Colella
Title:	Senior Vice President, General Counsel,
and Secretary